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Greg Halpern

Chairman & CFO

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SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and Mutual General Release (hereinafter, the "Agreement") is made and entered into as of November 20, 2015 by and between Max Sound Corp., a Delaware corporation ("MAXD") on the one hand, Vista Capital Investments, LLC, a California limited liability company ("Vista") and Black Mountain Equities, Inc., a California corporation ("BME"). MAXD and BME will sometimes be referred to individually as a "Party" and collectively as the "Parties" throughout this Agreement; Vista and BME will sometimes be referred to as the "Lender Group" throughout this Agreement.

RECITALS

A, WHEREAS, MAXD issued that certain Convertible Note dated as of February 6, 2013 with an initial Principal Amount (as defined in the Note) of $333,000.00 (the "Note") and signed certain Irrevocable Escrow Instructions to their transfer agent, Globex (the "Escrow Instructions");

B. WHEREAS, on July 25, 2014 the Note was amended to increase the Principal Amount to $444,000.00;

C. WHEREAS, Vista made conversions demands under the Note, and all balances were paid for by Vista in cash via wire transfer, and the conversion demands were honored by MAXD;

D. WHEREAS, on or about September 23, 2015, BME purchased the Note and Escrow Instructions from Vista, which Note had a balance of $83,383 available to be converted by the holder thereof. Pursuant to the terms of the Note, Black Mountain was entitled, at its option, to convert the Note up to the full remaining principal balance into common shares of MAXD.

E. WHEREAS, the Parties agree that the Principal Amount of the Note as of the date hereof remains $83,383.00; and

F. WHEREAS, on or about July, 2015, while the Note was owned by Vista, and again on October 22, 2015, after the Note had been transferred to BME, MAXD refused to honor valid conversion notices for the balance of the Note (the "Dispute");

H. WHEREAS, MAXD has asked that BME accept a discounted payoff of the Note, and BME is willing to do so under certain terms contained herein;

I. WHEREAS, the parties now desire that BME fund and purchase a new note

("New Note") and MAXD payoff the Note at a discount and then cancel it on the terms set forth herein;

J. WHEREAS, MAXD, on the one hand, and the Lender Group, on the other, now want to resolve the Dispute, and desire to enter into this Agreement as a means of fully settling any claims or causes of action each may have against each other relating to the Note and the Dispute;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Parties agree as follows:

AGREEMENT

1. Recitals: The Recitals set forth above are an integral part of this Agreement, and shall be used in any interpretation of this Agreement.

2. New Note Purchase: BME shall purchase and MAXD shall issue a new convertible note in the amount of $110,000.00, for the purchase price of $100,000.00, which amount shall be paid by wire transfer within 3 days of full execution hereof. The form and substance of the Note was agreed upon by the parties prior to the execution of this Agreement. MAXD shall also issue new irrevocable escrow instructions to Globex allowing for conversion of the New Note, subject to the terms and conditions contained in the New Note including compliance with the applicable Rule 144 provisions respecting the statutory six (6) month holding period commencing upon the funding of the New Note.

3. MAXD Payment of Note. MAXD shall immediately upon receipt of the wire from BME, wire to BME $60,000.00 which represents full payment of the outstanding balance of the Note.

4. Note Cancellation: Upon receipt of the $60,000.00, BME agrees to cancel the Note and Escrow Instructions.

5. Event of Default: Each of the following shall constitute an "Event of Default" under the terms of this Agreement:

(a) Any breach of the representations or covenants and obligations made by the Parties in this Agreement;

(b) The failure of BME to purchase the New Note;

(c) The failure of MAXD to issue the New Note or to pay to BME the $60,000.00;

6. Mutual Releases: Except as to obligations created herein, the Lender Group, for themselves and their past and present shareholders, officers, employees, predecessors-in-interest, successors in-interest, assigns, administrators, parent company, sister-company, and

representatives, hereby fully release, remise, acquit and forever discharge MAXD, its predecessors, assigns, heirs, executors, administrators, attorneys and representatives, from any and all claims, demands, actions, losses and expenses of any kind or nature arising out of any acts, omissions, liabilities, transactions, transfers, happenings, violations, promises, facts or circumstances arising out of, related to the Dispute, whether or not now known or suspected or claimed, whether in law, admiralty, administrative, equity or otherwise, and whether accrued or hereafter maturing.

Except as to obligations created herein, MAXD, for itself and its predecessors, assigns, heirs, executors, administrators and representatives, hereby fully releases, remises, acquits and forever discharges the Lender Group and its affiliates, together with its past and present officers, directors, shareholders, representatives, employees, consultants, attorneys, and assigns from any and all claims, demands, actions, losses and expenses of any kind or nature arising out of any acts, omissions, liabilities, transactions, transfers, happenings, violations, promises, facts or circumstances arising out of, related to the Dispute, whether or not now known or suspected or claimed, whether in law, admiralty, arbitration, administrative, equity or otherwise, and whether accrued or hereafter maturing.

7. Section 1542 Waiver: Each party to this Agreement acknowledges and affirms that it is familiar with Section 1542 of the California Civil Code, which provides that:

> **A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.**

Each Party knowingly and voluntarily waives the provisions of Section 1542 of the California Civil Code, as against each party released hereby, and acknowledges and agrees that this waiver is an essential and material term of this settlement which led to this Agreement, and that without such waiver, the settlement reflected in this Agreement would not have been entered into. Each Party further acknowledges the significance and consequence of the release and the specific waiver of Section 1542 of the California Civil Code.

8. Representation. BME hereby represents and warrants that it did not use any commissions/finder's fees paid to Vista to fund the new $110,000 note.

9. Authority: The Parties represent and warrant that the undersigned individuals have the authority to act on behalf of the signing Party and have the authority to bind that Party, and all that may claim through it, to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignment or equity or otherwise of or against any of the claims or causes of action released herein.

10. Representation: The Parties represent and warrant that they each have had an opportunity to consult with an attorney, and have carefully read and understand the scope and effect of the provisions of this Agreement. No Party has relied upon any representations or statements made by any other Party, which are not specifically set forth in this Agreement. Each of the Parties warrant and represent that in executing this Agreement, such Party has relied on legal advice from the attorney of its choice, that the terms of this Agreement and its consequences have been completely read and explained to such Party by that attorney, or that the Party not obtaining advice from an attorney is a sophisticated businessperson who knowingly and voluntarily chose not to be represented by counsel, and that such Party fully understands the terms of this Agreement, and the risks attendant with executing the Agreement without the advice of counsel.

11. Right to Rescission: The Parties represent and warrant that they have conducted all necessary investigations and have consulted with counsel (or, in their own discretion, have waived such consultation with counsel) and are not relying on any representations, except those contained in this Agreement. The Parties assume the risk regarding any matters or representations upon which they have relied and forever waive any rights to rescind this Agreement and the sole remedy for the Parties is to enforce the terms of this Agreement.

12. Severability: In the event that any provision hereof is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said illegal provision.

13. Entire Agreement: This Agreement represents the entire agreement and understanding between the Parties, and represents the complete, final and exclusive embodiment of their agreement concerning the matters and representations set forth in the Recitals. Further, this Agreement shall supersede and replace any and all prior and contemporaneous agreements, representations and understandings regarding the subject of this Agreement. Notwithstanding the provisions of California Evidence Code Section 1152, this Agreement is admissible for purposes of enforcement.

14. Governing Law: This Agreement shall be governed by the laws of the State of California, including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Each of the Parties consents to the exclusive jurisdiction of the Superior Courts of the City and County of San Diego in connection with any dispute arising under the terms of this Agreement. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Each Party irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by registered or certified mail (return receipt requested), postage prepaid, at its address specified at the end of this Agreement. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other

manner provided by law.

15. Counterparts: This Agreement may be executed in counterparts. Each counterpart shall have the same force and effect as an original and constitute an effective, binding agreement on the part of each of the undersigned. The Agreement may be transmitted by facsimile or otherwise.

16. No Construction Against the Drafter: This Agreement shall be deemed jointly drafted and written by all parties to it and shall not be construed or interpreted against any particular party, regardless of which party or counsel originated or drafted any portion of it.

17. Enforcement of Settlement: In the event of any litigation to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, as well as to such costs and expenses as may be awardable to the prevailing party by rule or statute in the court in which the action is brought.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the last date set forth below.

Dated: November __, 2015

MAXD
MaxSound Corp., a Delaware corporation

____
Name: ________________
Title: ~~President~~

Dated: November 23, 2015

Black Mountain Equities, Inc., a California corporation

____
Name: Adam Baker
Title: President

Vista Capital Investments, a California limited liability company

____
Name: David Clark
Title: Manager